As filed with the Securities and Exchange Commission on August 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UroGen Pharma Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	98-1460746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

2019 Inducement Plan

(Full titles of the plans)

UroGen Pharma Ltd.

Jason Smith

General Counsel

400 Alexander Park Drive, 4th Floor

Princeton, New Jersey 08540

Telephone: +1 (646) 768-9780

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair

Asa M. Henin

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

+1 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered its Ordinary Shares for issuance under the Registrant’s (i) 2017 Equity Incentive Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on  June 27, 2017 (File No. 333-218992), February 9, 2018 (File No. 333-222955), October 12, 2018 (File No. 333-227812), August 10, 2020 (File No. 333-243750), August 5, 2021 (File No. 333-258496), August 11, 2022 (File No. 333-266761) and November 14, 2023 (File No. 333-275547) and (ii) 2019 Inducement Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 7, 2019 (File No. 333-232034) and March 21, 2022 (File No. 333-263729). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 6-K, furnished to the Securities and Exchange Commission on May 18, 2017).

5.1	Opinion of Erdinast Ben Nathan, Toledano & Co., Israeli counsel to the Registrant, as to the validity of the Registrant’s Ordinary Shares.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Erdinast Ben Nathan, Toledano & Co. Reference is made to Exhibit 5.1.

24.1	Powers of Attorney. Reference is made to the signature page hereto.

99.1	UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 8, 2024).

99.2	UroGen Pharma Ltd. 2019 Inducement Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 13, 2024).

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 13, 2024.

UROGEN PHARMA LTD.

By:	/s/ Elizabeth Barrett
Elizabeth Barrett
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth Barrett and Don Kim, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elizabeth Barrett	President, Chief Executive Officer and Director	August 13, 2024
Elizabeth Barrett	(Principal Executive Officer)

/s/ Don Kim	Chief Financial Officer	August 13, 2024
Don Kim	(Principal Financial and Accounting Officer)

/s/ Arie Belldegrun	Chair	August 13, 2024
Arie Belldegrun, M.D.

/s/ Cynthia Butitta	Director	August 13, 2024
Cynthia Butitta

/s/ Fred E. Cohen	Director	August 13, 2024
Fred E. Cohen, M.D., D.Phil.

/s/ Leana S. Wen	Director	August 13, 2024
Leana S. Wen, M.D., M.Sc.

/s/ Stuart Holden	Director	August 13, 2024
Stuart Holden, M.D.

/s/ James Robinson Jr.	Director	August 13, 2024
James Robinson Jr.

/s/ Daniel Wildman	Director	August 13, 2024
Daniel Wildman